UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Multi Packaging Solutions International Limited

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On January 23, 2017, Multi Packaging Solutions International Limited, a Bermuda exempted company (“MPS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WestRock Company, a Delaware corporation (“WestRock”), and WRK Merger Sub Limited, a Bermuda exempted company (“Merger Sub”), which Merger Agreement stated the terms and conditions on which WestRock would acquire MPS (the “Proposed Transaction”).

As previously disclosed, between February 28, 2017 and March 8, 2017, three purported class action complaints concerning the Proposed Transaction were filed in the United States District Court for the Southern District of New York against all or some of the following: MPS, certain of MPS’s current executive officers and directors, WestRock, and Merger Sub (together, the “Merger Litigation”). The plaintiffs in the Merger Litigation claimed that the definitive proxy statement on Schedule 14A filed by MPS with the United States Securities and Exchange Commission on March 3, 2017, and mailed to the MPS shareholders on or about March 7, 2017 (the “Proxy Statement”), omitted material information regarding the Proposed Transaction.

The parties to the Merger Litigation subsequently engaged in arm’s-length negotiations to attempt to resolve the claims asserted in the Merger Litigation, and reached an agreement whereby MPS would file on these Definitive Additional Materials on Schedule 14A (this “Proxy Supplement”) certain supplemental disclosures regarding the Proposed Transaction.

The parties to the Merger Agreement believe that no further disclosure is required to supplement the Proxy Statement. However, to avoid the risk that the Merger Litigation may delay or otherwise adversely affect the consummation of the Proposed Transaction, MPS hereby makes the supplemental disclosures to the Proxy Statement set forth below.

The supplemental disclosures in this Proxy Supplement should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Proxy Supplement differs from or updates information contained in the Proxy Statement, the information in this Proxy Supplement shall supersede or supplement the information in the Proxy Statement. Nothing in this Proxy Supplement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The following disclosures supplement and amend the existing disclosures contained under the caption “The Merger – Opinion of BofA Merrill Lynch – MPS Financial Analyses” beginning on page 39 of the Proxy Statement:

The following disclosure supplements and amends the disclosure on page 39 of the Proxy Statement under the caption “ – Selected Publicly Traded Companies Analysis” by replacing the last sentence on such page in its entirety with the following sentence, and adding the following table below the summary table on that page:

The following tables set forth the underlying observed data for each of the statistics considered:

Selected Publicly Traded Company	CY2016E – 2018E EBITDA CAGR	CY2017E EBITDA Margin
Amcor Limited (1)	6.2%	15.3%
AptarGroup, Inc.	4.8%	20.5%
Bemis Company, Inc.	5.7%	15.3%
Berry Plastics Group, Inc. (2)	3.7%	18.8%
CCL Industries Inc. (3)	3.3%	20.8%
Graphic Packaging Holding Company	4.1%	18.3%
Multi-Color Corporation	6.5%	17.9%
Sealed Air Corporation	5.6%	17.7%
WestRock Company	3.4%	16.6%

(1)	Amcor Limited adjusted for the acquisition of Sonoco’s Specialty Containers business.
(2)	Berry Plastics Group, Inc. adjusted for the acquisition of AEP Industries.
(3)	CCL Industries Inc. adjusted for the acquisition of the Innovia Group of companies.

The following disclosure supplements and amends the disclosure on page 40 of the Proxy Statement under the caption “– Selected Publicly Traded Companies Analysis” by inserting the following sentence and adding the following table before the second sentence on such page:

The table below sets forth EV / calendar year 2017 estimated EBITDA multiple for each of the selected publicly traded companies:

Selected Publicly Traded Company	EV / CY2017E EBITDA
Amcor Limited (1)	11.2	x
AptarGroup, Inc.	10.4	x
Bemis Company, Inc.	9.8	x
Berry Plastics Group, Inc. (2)	9.5	x
CCL Industries Inc. (3)	10.8	x
Graphic Packaging Holding Company	7.8	x
Multi-Color Corporation	10.7	x
Sealed Air Corporation	11.1	x
WestRock Company	7.9	x

(1)	Amcor Limited adjusted for the acquisition of Sonoco’s Specialty Containers business.
(2)	Berry Plastics Group, Inc. adjusted for the acquisition of AEP Industries.
(3)	CCL Industries Inc. adjusted for the acquisition of the Innovia Group of companies.

The following disclosure supplements and amends the disclosure on page 40 of the Proxy Statement under the caption “– Selected Precedent Transactions Analysis” by replacing the chart on such page in its entirety with the following sentence, and adding the following table below:

The table below sets forth the EV / LTM EBITDA multiple observed for each of the selected transactions:

Announcement Date	Acquiror	Target	EV / LTM EBITDA
4/25/16	Ardagh Group SA	Ball Corporation / Rexam Plc Divested Assets	8.6	x
6/8/15	Apollo Global Management LLC	Verallia SA (Saint-Gobain)	7.3	x
5/13/15	Owens-Illinois Inc.	Vitro SAB de CV – Food & Beverage Glass Containers	7.7	x
2/19/15	Ball Corporation	Rexam Plc	9.5	x
1/26/15	Rock-Tenn Co.	MeadWestvaco Corporation	10.3	x
12/14/14	Graphic Packaging Holding Corporation	Cascades Inc.’s folding carton assets	7.8	x
11/12/14	Essentra Plc	Clondalkin Group – Specialist Packaging Segment	8.2	x (1)
9/1/14	Crown Holdings, Inc.	EMPAQUE	8.2	x (2)
2/14/14	Graphic Packaging Holding Corporation	Benson Group	6.6	x
10/31/13	Crown Holdings, Inc.	Mivisa Envases, S.A.U.	9.0	x
7/8/13	Madison Dearborn Partners, LLC	Multi Packaging Solutions Inc.	7.6	x
3/19/13	Essentra Plc	Contego Healthcare Limited (Platinum Equity)	8.9	x
11/12/12	Graphic Packaging Holding Corporation	Contego Packaging Holdings, Ltd.’s European Food Carton Business	6.8	x
10/2/12	Platinum Equity, LLC	BWAY Parent Company, Inc.	7.9	x

(1)	Based on 2013 EBITDA, as publicly disclosed.
(2)	Based on estimated 2014 EBITDA, as publicly disclosed.

The following disclosure supplements and amends the disclosure contained on page 41 of the Proxy Statement under the caption “– Discounted Cash Flow Analysis” by adding the below sentence prior to the last sentence in each of the two paragraphs of that section:

“The range of the estimated present values of the U.S. federal NOLs MPS was forecasted to realize during MPS’s fiscal year 2017 through fiscal year 2032, in each case based on the MPS Forecast, and using discount rates ranging from 8.2% to 9.8%, which were based on an estimate of MPS’s weighted average cost of capital, was $10.2 million to $10.3 million.”

The following disclosure supplements and amends the existing disclosures contained under the caption “The Merger – Certain Financial Forecasts” beginning on page 44 of the Proxy Statement:

The following table supplements and amends the disclosure on page 45 of the Proxy Statement by replacing the table on such page in its entirety with the following:

Fiscal Year Ending June 30,
(Dollars in millions, except per share data)	2017E		2018E	2019E
Net Sales	$1,561		$1,617	$1,631
Net Income (1)	$54		$88	$103
EBITDA (1) (2)	$238		$270	$274
Depreciation	$67		$65	$64
Amortization	$51		$48	$41
EBIT (1) (2)	$120		$157	$169
Net Interest Expense	$50		$38	$31
Income Tax Expense	$15	(4)	$41	$44
Decrease in Net Working Capital	$11	(4)	$—	—
Capital expenditures	$60		$58	$58
Unlevered Free Cash Flow (1) (3)	$82	(5)	$171	$172
Cash Flow from Operations (1)	$165		$214	$223

(1)	The Management Forecast contemplated a de minimis amount of stock-based compensation for the relevant projection period.
(2)	EBITDA is defined as net income excluding net interest expense, income tax expense, depreciation and amortization. EBIT is defined as net income excluding net interest expense and income tax expense. EBIT and EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.
(3)	Terminal year unlevered free cash flow of $163 million used by BofA Merrill Lynch to perform a discounted cash flow analysis is based on fiscal year 2019 and assumes terminal year depreciation equal to 90.7% of capital expenditures, terminal year capital expenditures of $58 million, amortization of $23 million and decrease in net working capital of $2 million, in each case as provided by MPS management.
(4)	Represents a six-month projection period covering estimated 2017 third and fourth quarter values.
(5)	Represents a six-month projection period covering estimated 2017 third and fourth quarter values. MPS management forecast net sales of $768 million, EBITDA of $120 million, depreciation of $33 million, amortization of $25 million, EBIT of $62 million, income tax expense of $15 million, decrease in net working capital of $11 million and capital expenditures of $33 million for such six-month projection period.

The following disclosure supplements and amends the disclosure on page 45 on the Proxy Statement by adding the following immediately above the caption “– Interests of Certain Directors and Executive Officers of MPS” on such page:

The following table reflects the value of certain NOLs MPS was forecasted to realize during MPS’s fiscal year 2017 through fiscal year 2032 based on the MPS Forecast:

Fiscal Year Ending June 30,
(Dollars in millions)	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
NOL Utilization	$47.5	$4.9	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2

Additional Information and Where to Find It

In connection with the Proposed Transaction involving MPS, WestRock and Merger Sub, MPS filed the Proxy Statement with the SEC on March 3, 2017. The Proxy Statement and a proxy card were first mailed on or about March 7, 2017 to each shareholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF MPS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT MPS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MPS AND THE PROPOSED MERGER. The Proxy Statement and any other relevant materials containing important information about MPS or the proposed merger (when they become available), as such documents are filed by MPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by sending a request to MPS’s Secretary at Multi Packaging Solutions International Limited, 885 Third Avenue, 28th floor, New York, New York 10022.

Participants in Solicitation

MPS and its directors and executive officers, and WestRock and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MPS’s shareholders with respect to the Proposed Transaction. Information about MPS’s directors and executive officers and their ownership of MPS’s common stock is set forth in MPS’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which was filed with the SEC on August 23, 2016 and MPS’s proxy statement for its 2016 Annual General Meeting of Members, which was filed with the SEC on October 6, 2016. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock’s 2017 Annual Meeting of shareholders, which was filed with the SEC on December 16, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, is set forth in the Proxy Statement.